UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015 (July 25, 2015)
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Cable One, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	1-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2015, the board of directors (the “Board”) of Cable One, Inc., a Delaware corporation (the “Company”), increased the number of directors constituting the Board from seven to eight and elected Deborah J. Kissire to serve as a director of the Company, effective immediately, filling the vacancy resulting from the increase.  Ms. Kissire was elected as a Class III director, with a term expiring at the 2018 annual meeting of stockholders.  The Board also named Ms. Kissire to serve as Chairperson of the Audit Committee, effective immediately, replacing Alan G. Spoon, who will remain a member of the Audit Committee.  Thomas S. Gayner stepped down as a member of the Audit Committee, effective concurrently with Ms. Kissere’s appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Alan H. Silverman
	Name:	Alan H. Silverman
	Title:	Senior Vice President-General Counsel

Date: July 27, 2015